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                                                                    EXHIBIT 99.2

                                                                PRELIMINARY COPY



PROXY CLASS B                                                      PROXY CLASS B
                       AMERICAN RADIO SYSTEMS CORPORATION
                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02116

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints STEVEN B. DODGE, JOSEPH L. WINN and MICHAEL
B. MILSOM, and each of them, as Proxies of the undersigned, each with the power to appoint his or her substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below and on the reverse hereof, all the Class B Common Stock, $.01 par value per share, of American Radio Systems Corporation held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Special Meeting of Stockholders to be held on December 17, 1996 or any adjournments thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

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                                                               PRELIMINARY COPY



                      AMERICAN RADIO SYSTEMS CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  LOGO








1. Approval of the Amended and Restated Agreement and Plan of Merger, pursuant to which EZ Communications, Inc. will merge with and into American or American Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of American.
For                               Against                               Abstain
LOGO

2. Approval of an amendment to American's Restated Certificate of Incorporation to increase the authorized number of shares of capital stock of American.
For Against Abstain
LOGO

                 Dated: ________________________________________________ , 1996

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Signature(s)

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NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full company name by an authorized officer or if a partnership please sign in partnership name by an authorized person.